Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of January 23, 2020, by and among Bristow Group Inc., a Delaware corporation (the “Company”), Era Group Inc., a Delaware corporation (“Parent”), and Solus Alternative Asset Management LP (“Solus”) on its own behalf and on behalf of certain funds and accounts managed by Solus and/or subsidiaries or Affiliates thereof (collectively, the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the sole record and beneficial owner of and has the sole power to vote (or to direct the voting of) the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), and/or the number of shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”) of the Company, set forth opposite the Stockholder’s name on Schedule I hereto (such Common Stock and Preferred Stock, together with any other shares of the Company (“Shares”) the voting power of which is acquired by the Stockholder during the Voting Period (defined below), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company, Parent, and Ruby Redux Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are concurrently entering into an Agreement and Plan of Merger, dated on or about the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation thereafter (the “Merger”);

WHEREAS, the adoption of the Merger Agreement and the transactions contemplated thereby requires the written consent or affirmative vote of at least (a) the holders of a majority of the outstanding shares of Company Common Stock (together with the outstanding Company Preferred Stock voting on an as converted basis, each as defined in the Merger Agreement) and (b) one (1) Major Holder (as defined in the Stockholders Agreement); and

WHEREAS, as an inducement to the Company’s and Parent’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, transactions from which the Stockholder believes it will derive substantial benefits through its ownership interest in the Company, the Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

SECTION 2.1 Agreement to Vote.

(a) Solus hereby agrees that, within two (2) business days after the Registration Statement becomes effective, the Stockholder shall execute and deliver, or cause to be executed and delivered, to the Company, a written consent in the form of Exhibit A hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable. As used herein, the term “Expiration Time” shall mean the earliest occurrence of (i) the Effective Time, (ii) the date and time of the valid termination of the Merger Agreement in accordance with its terms and (iii) any amendment, modification, change or waiver of any provision of the Merger Agreement made without the prior written consent of such Stockholder that (w) reduces the amount or changes the form of the Merger Consideration, (x) adversely affects the tax consequences to a Stockholder with respect to the consideration to be received in the Merger, (y) changes the governance rights set forth in Section 2.6 of the Merger Agreement or (z) extends the End Date beyond January 23, 2021, and the term “Voting Period” shall mean such period of time between the date hereof and the Expiration Time.

(b) Solus hereby agrees that, during the Voting Period, and at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), or in any other circumstances (including action by written consent of stockholders in lieu of a meeting) upon which a vote, adoption or other approval or consent with respect to the adoption of the Merger Agreement or the approval of the Merger and any of the transactions contemplated thereby is sought, the Stockholder shall (and Solus shall cause the Stockholder to), if a meeting is held, appear at the meeting, in person or by proxy, and shall provide a written consent or vote (or cause to be voted), in person or by proxy, all the Subject Shares, in each case (i) in favor of (A) any proposal to adopt and approve or reapprove the Merger Agreement and the transactions contemplated thereby, including (1) adoption and approval of the Merger Agreement and the other transactions contemplated thereby, (2) acknowledgment that the approval given thereby is irrevocable and that the Stockholder is aware of the Stockholder’s rights to demand appraisal for its shares pursuant to Section 262 of the DGCL and that the Stockholder has received and read a copy of Section 262 of the DGCL, (3) acknowledgment that by the Stockholder’s approval of the Merger the Stockholder is not entitled to appraisal rights with respect to the Subject Shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of the Stockholder’s capital stock under the DGCL, (4) the Preferred Stock Conversion, and (5) termination of the Stockholders Agreement and (B) waiving any notice that may have been or may be required relating to the Merger or any of the other transactions contemplated by the Merger Agreement, and (ii) against (A) any Company Alternative Proposal, (B) any amendment of the Company’s organizational documents, which amendment would in any manner impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (C) any action, proposal, transaction or agreement that, to the knowledge of the Stockholder, is intended to or would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder under this Agreement.

SECTION 2.2 Grant of Irrevocable Proxy. Solus hereby on behalf of the Stockholder appoints the Company and any designee of the Company, and each of them individually, as the Stockholder’s proxy, with full power of substitution and resubstitution, to vote, including by executing written consents, during the Voting Period with respect to any and all of the Subject Shares on the matters and in the manner specified in Section 2.1; provided, however, that the Stockholder’s grant of the proxy contemplated by this Section 2.2 shall be effective with respect to Section 2.1 if, and only if, the Stockholder does not deliver the Written Consent after being given a reasonable opportunity to do so, or attempts to vote or consent in a manner inconsistent with the provisions of Section 2.1(b). Solus shall, and shall cause the Stockholder to, take all further action or execute such other instruments as may be necessary to effectuate the intent of any such proxy. Solus on behalf of the Stockholder affirms that the irrevocable proxy given by it hereby with respect to the Merger Agreement and the transactions contemplated thereby is given to the Company by the Stockholder to secure the performance of the obligations of the Stockholder under this Agreement. It is agreed that the Company (and its officers on behalf of the Company) will use the irrevocable proxy that is granted by the Stockholder hereby only in accordance with applicable Laws and that, to the extent the Company (and its officers on behalf of the Company) uses such irrevocable proxy, it will only vote (or sign written consents in respect of) the Subject Shares subject to such irrevocable proxy with respect to the matters specified in, and in accordance with the provisions of, Section 2.1.

SECTION 2.3 Nature of Irrevocable Proxy. The proxy granted pursuant to Section 2.2 to the Company by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies or powers of attorney granted by the Stockholder and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. The proxy that may be granted hereunder shall terminate upon the termination of this Agreement, but shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives and successors of the Stockholder.

ARTICLE III

COVENANTS

SECTION 3.1 Subject Shares.

(a) Solus agrees that (i) from the date hereof until the Expiration Time, it and the Stockholder shall not, and shall not commit or agree to, without the prior written consent of Parent and the Company, directly or indirectly, whether by merger, consolidation or otherwise, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift or by operation of law) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to or permit, a Transfer of, any or all of the Subject Shares or any interest therein; and (ii) during the Voting Period, it and the Stockholder shall not, and shall not commit or agree to, without the prior written consent of Parent and the Company, (A) grant any proxies or powers of attorney with respect to any or all of the Subject Shares or agree to vote (or sign written consents in respect of) the Subject Shares on any matter or divest itself of any voting rights in the Subject Shares, or (B) take any action that would have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may, at any time, Transfer the Subject Shares to (1) an Affiliate of Solus and/or the Stockholder, (2) any investment fund or other entity controlled or managed by the Solus and/or the Stockholder and/or subsidiaries or Affiliates thereof or (3) any other third parties; provided, that the applicable transferee shall have executed and delivered a voting agreement substantially identical to the Agreement prior to such Transfer.

Solus agrees that any Transfer of Subject Shares not permitted hereby shall be null and void and that any such prohibited Transfer shall be enjoined. If any voluntary or involuntary transfer of any Subject Shares covered hereby shall occur (including, but not limited to, a sale by the Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect.

(b) In the event of a stock dividend or distribution, or any change in the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. Solus further agrees that, in the event the Stockholder purchases or otherwise acquires beneficial or record ownership of or an interest in, or acquires the right to vote or share in the voting of, any additional Shares, in each case after the execution of this Agreement, the Stockholder shall deliver promptly to the Company and Parent written notice of such event, which notice shall state the number of additional Shares so acquired. Solus agrees that any such additional Shares shall be subject to the terms of this Agreement, including all covenants, agreements, obligations, representations and warranties set forth herein as if those additional shares were owned by the Stockholder on the date of this Agreement.

SECTION 3.2 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in the Stockholder’s capacity as a holder of the Subject Shares and not in any other capacity. Nothing in this Agreement shall restrict or affect any action or inaction of the Stockholder’s designees serving on the Company Board, acting in such person’s capacity as a director of the Company, including complying, subject to the provisions of the Merger Agreement, with his or her fiduciary obligations as a director of the Company.

SECTION 3.3 Other Offers. Solus agrees that it and the Stockholder (in the Stockholder’s capacity as such), shall not, nor shall it and the Stockholder authorize or permit any of its Representatives to, take any of the following actions: (a) solicit, initiate, knowingly encourage or knowingly facilitate a Company Alternative Proposal, (b) furnish any non-public information regarding the Company to any Person in connection with or in response to a Company Alternative Proposal, (c) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or otherwise knowingly cooperate in any way with any Person (or any representative thereof) with respect to, any Company Alternative Proposal, (d) approve, endorse or recommend or propose to approve, endorse or recommend, any Company Alternative Proposal or (e) enter into any letter of intent or similar document or any Contract contemplating, approving, endorsing or recommending or proposing to approve, endorse or recommend, any Company Alternative Proposal; provided, however, that none of the foregoing restrictions shall apply to the Stockholder’s and its Representatives’ interactions with Parent, Merger Sub, the Company and their respective subsidiaries and representatives. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Representatives of Solus or the Stockholder shall be deemed to be a breach of this Section 3.3 by Solus or the Stockholder and Solus and the Stockholder shall, and shall use reasonable best efforts to cause its Representatives to, immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Company Alternative Proposal.

SECTION 3.4 Communications. During the Voting Period, Solus and the Stockholder shall not, and shall use its reasonable best efforts to cause its Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, without the prior written consent of Parent and the Company. Solus hereby (a) consents to and authorizes the publication and disclosure by Parent, Merger Sub or the Company (including in any publicly filed documents relating to the Merger or any transaction contemplated by the Merger Agreement) of: (i) Solus and the Stockholder’s identity; (ii) the Stockholder’s beneficial ownership of the Subject Shares; (iii) this Agreement; and (iv) the nature of Solus and the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent, Merger Sub or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or any transactions contemplated by the Merger Agreement and (b) agrees as promptly as practicable to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document.

SECTION 3.5 Voting Trusts. None of Solus or any of the Stockholders will, or will permit any entity under its control to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement with respect to the voting of such Subject Shares other than as provided herein.

SECTION 3.6 Waiver of Appraisal Rights. Solus shall cause the Stockholder to irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger or quasi-appraisal rights that it may at any time have under applicable Laws, including Section 262 of the DGCL. Solus and the Stockholder agree not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors, directors or officers, (a) challenging the validity, binding nature or enforceability of, or seeking to enjoin the operation of, this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation, entry into or consummation of the Merger Agreement (it being understood and agreed that nothing in this Section 3.6 shall restrict or prohibit Solus from asserting counterclaims or defenses in any proceeding brought or claims asserted against it relating to this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement). The Stockholder shall take, or cause to be taken, all actions, and cooperate with other parties, to effect the Drag Transaction (as defined in the Stockholders Agreement) and waiver of appraisal rights set forth in Section 4.7 of the Stockholders Agreement, including sending the Drag-Along Notice no later than 20 Business Days prior to the Closing.

SECTION 3.7 Registration Rights Agreement. Parent and Solus will negotiate and finalize in good faith, and at Closing execute and deliver, a registration rights agreement that will be entered into with the Stockholder on terms that are consistent with those set forth on Exhibit B (the “Term Sheet”).

SECTION 3.8 Stockholder Action. Solus represents and warrants that it has not formed, joined or in any way participated in or entered into, and has no intent to form, join, or in any way participate in or enter into, any agreement, arrangement or understanding with a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the purpose of acquiring, holding, voting or disposing of any shares of Parent Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Solus hereby represents and warrants to the Company as follows:

SECTION 4.1 Due Authorization, etc. The Stockholder is a corporation, limited partnership, limited liability company or state agency, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted. Solus has all necessary power and authority to execute and deliver this Agreement, perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Solus and the Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Solus and the Stockholder have been duly authorized by all necessary action on the part of Solus and the Stockholder and no other proceedings on the part of Solus or the Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Solus and (assuming the due authorization, execution and delivery by Parent and the Company) constitutes a valid and binding obligation of Solus and the Stockholder, enforceable against Solus and the Stockholder in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

SECTION 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Stockholder’s name the Shares over which the Stockholder has sole record and beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the lawful owner of the Shares denoted as being owned by the Stockholder on Schedule I hereto, has the sole power to vote or cause to be voted such Shares and has the sole power to dispose of or cause to be disposed such Shares (other than, if the Stockholder is a partnership or a limited liability company, the rights and interest of Persons that own partnership interests or units in the Stockholder under the partnership agreement or operating agreement governing the Stockholder and applicable partnership or limited liability company law). The Stockholder has, and will at all times up until the Expiration Time have, good and valid title to the Shares denoted as being owned by the Stockholder as set forth on Schedule I hereto, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than (a) those created by the Stockholders Agreement or this Agreement, or (b) those existing under applicable securities laws. Without limiting the generality of the foregoing, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares, and no Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Shares except as provided under the Stockholders Agreement or hereunder.

SECTION 4.3 No Conflicts. (a) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Solus and (b) none of the execution and delivery of this Agreement by Solus, the performance of Solus and the Stockholder’s obligations hereunder, the consummation by Solus or the Stockholder of the transactions contemplated hereby or compliance by Solus and the Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Solus or the Stockholder, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Solus or the Stockholder is a party or by which Solus or the Stockholder or any of the Subject Shares or any of its other assets may be bound or (iii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.

SECTION 4.4 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled, whether directly or indirectly, to a fee, commission or other benefit from Parent, Merger Sub or the Company in respect of this Agreement based upon any Contract made by or on behalf of Solus or the Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company.

SECTION 4.5 Reliance. Solus has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. Solus understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Solus’ execution, delivery and performance of this Agreement.

SECTION 4.6 No Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of the Solus, threatened against Solus or the Stockholder that would reasonably be expected to impair the ability of Solus or the Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE V

TERMINATION

SECTION 5.1 Termination. This Agreement shall automatically terminate, and none of Parent, the Company or Solus shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the Expiration Time. The parties acknowledge that upon termination of this Agreement as permitted under and in accordance with the terms of this Agreement, Solus and the Stockholder shall not have any right to recover any claim with respect to any losses suffered by Solus or the Stockholder in connection with such termination. Notwithstanding anything to the contrary herein, (i) nothing set forth in this Section 5.1 shall relieve Solus from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article V and of Article VI shall survive the termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Further Actions. Subject to the terms and conditions set forth in this Agreement, Solus agrees to take any all actions and to do all things reasonably necessary to effectuate this Agreement.

SECTION 6.2 Expenses. Except as otherwise specifically provided herein, each party shall bear its own fees and expenses in connection with this Agreement and the transactions contemplated hereby.

SECTION 6.3 Amendments, Waivers, etc. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and the Solus, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

SECTION 6.4 Notices. Any notice required to be given hereunder shall be in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of delivery, with such notice deemed to be given upon receipt), hand delivery

(with such notice deemed to be given upon receipt) or by electronic mail transmission (with such notice deemed to have been given at the time of confirmation of transmission, and with such notice to be followed reasonably promptly with a copy delivered by one of the foregoing methods), addressed as follows:

If to the Company, to:

Bristow Group Inc.

3151 Briarpark Drive, Suite 7000

Houston, Texas 77042

Attention: Senior Vice President, General

Counsel and Corporate Secretary

Email: victoria.lazar@bristowgroup.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention: Douglas E. Bacon, P.C.; Debbie Yee, P.C.

Email: doug.bacon@kirkland.com; debbie.yee@kirkland.com

If to Parent, to:

Era Group Inc.

945 Bunker Hill, Suite 650

Houston, Texas 77024

Attention: Christopher Bradshaw

Email: cbradshaw@eragroupinc.com

with a copy to (which shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention: David Zeltner; Scott Golenbock

Email: dzeltner@milbank.com; sgolenbock@milbank.com

If to Solus, to the address or electronic mail address set forth on the signature pages hereto;

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Ravi Purushotham

Email: rpurushotham@stblaw.com

Or to such other Person or address as any party shall specify by written notice so given (subject to the proviso of the immediately following sentence), and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 6.5 Interpretation; Construction. Headings of the articles and sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” in this Agreement are to United States dollars. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 6.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 6.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits, annexes and schedules to this Agreement), the Merger Agreement, the Confidentiality Agreement and that certain Amended and Restated Confidentiality Agreement, dated as of December 11, 2019, by and between Parent and Solus, each of which shall survive the execution and delivery of this Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties to this Agreement any rights or remedies hereunder.

SECTION 6.8 Governing Law.

(a) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) In addition, each of the parties to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party to this Agreement or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. Each of the parties to this Agreement hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties to this Agreement hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 6.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (I) the suit, action or proceeding in such court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties to this Agreement agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 6.4.

SECTION 6.9 Specific Performance.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (1) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (2) an injunction restraining such breach or threatened breach. Each party acknowledges and agrees that (A) each party is entitled to specifically enforce the terms and provisions of this Agreement notwithstanding the availability of any monetary remedy, (B) the availability of any monetary remedy (1) is not intended to and does not adequately compensate for the harm that would result from a breach of this Agreement and (2) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (C) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.

(b) Each party further agrees that (i) no such party will oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 6.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.10.

SECTION 6.11 Assignment; Binding Effect. Subject to Section 3.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns. Any purported assignment not permitted by this Section 6.11 shall be null and void.

SECTION 6.12 Counterparts; Effectiveness. This Agreement may be executed and delivered in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties to this Agreement and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures transmitted by facsimile or other electronic transmission shall be accepted as originals for all purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

BRISTOW GROUP INC.
By:	/s/ L. Don Miller
Name: L. Don Miller
Title: President and Chief Executive Officer
ERA GROUP INC.
By:	/s/ Christopher S. Bradshaw
Name: Christopher S. Bradshaw
Title: President and Chief Executive Officer
SOLUS ALTERNATIVE ASSET MANAGEMENT LP
By:	/s/ Christopher Pucillo
Name: Christopher Pucillo
Title: Chief Executive Officer and Chief Information Officer
Address: 410 Park Avenue New York, NY 10022
Electronic Mail Address: compliance@soluslp.com